UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2020

BLACK CREEK DIVERSIFIED PROPERTY FUND INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 228-2200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 7.01      Regulation FD Disclosure.

On July 15, 2020, Black Creek Diversified Property Fund Inc. (referred to herein as the “Company,” “we,” “our,” or “us”), issued a letter to its stockholders regarding the views of the Company and Black Creek Group, LLC, an affiliate of the Company’s sponsor, on the impact of the novel coronavirus (“COVID-19”) pandemic on the commercial real estate industry and the Company. A copy of the letter is attached as Exhibit 99.2 to this Current Report on Form 8-K. The information in this Item 7.01 and Exhibit 99.2 attached hereto is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 8.01 Other Events.

Most Recent Transaction Price and Net Asset Value Per Share

August 1, 2020 Transaction Price

The transaction price for each share class of our common stock for subscriptions accepted (and distribution reinvestment plan issuances) as of August 1, 2020 (and redemptions as of July 31, 2020) is as follows:

Share Class	Transaction Price (per share)
Class T	$7.5025
Class S	7.5025
Class D	7.5025
Class I	7.5025
Class E	7.5025

The transaction price for each of our share classes is equal to such class’s NAV per share as of June 30, 2020. A calculation of the NAV per share is set forth below. The purchase price of our common stock for each share class equals the transaction price of such class, plus applicable upfront selling commissions and dealer manager fees.

June 30, 2020 NAV Per Share

Our board of directors, including a majority of our independent directors, has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. Our most recent NAV per share for each share class, which is updated as of the last calendar day of each month, is posted on our website at www.blackcreekdiversified.com and is also available on our toll-free, automated telephone line at (888) 310-9352. Please see our valuation procedures filed as Exhibit 99.3 to this Current Report on Form 8-K for a more detailed description of our valuation procedures, including important disclosure regarding real property valuations provided by Altus Group U.S Inc. (the “Independent Valuation Advisor”). All parties engaged by us in the calculation of our NAV, including the external advisor, are subject to the oversight of our board of directors. Generally, all of our real properties are appraised each calendar month by the Independent Valuation Advisor, with such appraisals reviewed by our external advisor. Additionally, each real property asset is appraised by a third-party appraiser at least once per calendar year.

As used below, “Fund Interests” means our outstanding shares of common stock, along with the partnership units in our operating partnership (“OP Units”) held by third parties, and “Aggregate Fund NAV” means the NAV of all of the Fund Interests.

The following table sets forth the components of total NAV as of June 30, 2020 and May 31, 2020:

	As of
(in thousands)	June 30, 2020	May 31, 2020
Investments in office properties	$741,350	$738,650
Investments in retail properties	923,500	919,700
Investments in multi-family properties	306,750	305,850
Investments in industrial properties	326,150	264,700
Investments in debt assets	88,804	42,468
Cash and cash equivalents	51,487	142,857
Restricted cash	10,112	9,957
Other assets	23,415	31,756
Line of credit, term loan and mortgage notes	(860,641)	(860,892)
Financing obligations associated with our DST Program	(416,711)	(400,259)
Other liabilities	(40,913)	(35,997)
Accrued performance-based fee	(2,010)	(1,449)
Accrued advisory fees	(1,449)	(1,411)
Aggregate Fund NAV	$1,149,844	$1,155,930
Total Fund Interests outstanding	153,262	154,139

The following table sets forth the NAV per Fund Interest as of June 30, 2020 and May 31, 2020:

		Class T	Class S	Class D	Class I	Class E
(in thousands, except per Fund Interest data)	Total	Shares	Shares	Shares	Shares	Shares	OP Units
As of June 30, 2020
Monthly NAV	$1,149,844	$63,843	$164,079	$28,386	$332,441	$474,917	$86,178
Fund Interests outstanding	153,262	8,510	21,870	3,783	44,311	63,301	11,487
NAV Per Fund Interest	$7.5025	$7.5025	$7.5025	$7.5025	$7.5025	$7.5025	$7.5025
As of May 31, 2020
Monthly NAV	$1,155,930	$62,993	$163,854	$28,545	$335,998	$477,874	$86,666
Fund Interests outstanding	154,139	8,400	21,849	3,806	44,804	63,723	11,557
NAV Per Fund Interest	$7.4993	$7.4993	$7.4993	$7.4993	$7.4993	$7.4993	$7.4993

Under GAAP, we record liabilities for ongoing distribution fees (i) that we currently owe Black Creek Capital Markets, LLC (the “Dealer Manager”) under the terms of our dealer manager agreement and (ii) for an estimate that we may pay to the Dealer Manager in future periods for shares of our common stock. As of June 30, 2020, we estimated approximately $14.8 million of ongoing distribution fees were potentially payable to the Dealer Manager. We do not deduct the liability for estimated future distribution fees in our calculation of NAV since we intend for our NAV to reflect our estimated value on the date that we determine our NAV. Accordingly, our estimated NAV at any given time does not include consideration of any estimated future distribution fees that may become payable after such date.

The valuations of our real property as of June 30, 2020 were provided by the Independent Valuation Advisor in accordance with our valuation procedures. Certain key assumptions that were used by the Independent Valuation Advisor in the discounted cash flow analysis are set forth in the following table based on weighted-averages by property type.

	Office	Retail	Multi‑family	Industrial	Weighted-Average Basis
Exit capitalization rate	6.32%	6.27%	5.36%	5.78%	6.09%
Discount rate / internal rate of return ("IRR")	6.94%	6.74%	6.40%	6.59%	6.74%
Annual market rent growth rate	2.84%	2.93%	3.00%	2.83%	2.89%
Average holding period (years)	10.00	10.00	10.00	10.00	10.00

A change in the exit capitalization and discount rates used would impact the calculation of the value of our real properties. For example, assuming all other factors remain constant, the changes listed below would result in the following effects on the value of our real properties:

Input	Hypothetical Change	Office	Retail	Multi‑family	Industrial	Weighted-Average Values
Exit capitalization rate (weighted-average)	0.25% decrease	2.99%	2.51%	3.06%	3.02%	2.81%
	0.25% increase	(2.76)%	(2.32)%	(2.78)%	(2.76)%	(2.58)%
Discount rate (weighted-average)	0.25% decrease	2.11%	1.92%	1.96%	1.98%	2.00%
	0.25% increase	(2.06)%	(1.88)%	(1.91)%	(1.94)%	(1.95)%

Net Asset Value Calculation and Valuation Procedures

Effective as of June 30, 2020, our board of directors amended our Net Asset Value Calculation and Valuation Procedures (the “Valuation Procedures”), in order to, among other things, clarify certain of the procedures followed in the calculation of the NAV and the role of Altus Group U.S., Inc., as our Independent Valuation Advisor.

The new Valuation Procedures have been filed as an exhibit to this Current Report on Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K includes certain statements that are intended to be deemed “forward-looking statements” within the meaning of, and to be covered by the safe harbor provisions contained in, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or other similar words or terms. These statements are based on certain assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the factors that may cause results to vary are the negative impact of COVID-19 on our financial condition and results of operations being more significant than expected, the negative impact of COVID-19 on our customers being more significant than expected, general economic and business (particularly real estate and capital market) conditions being less favorable than expected, the business opportunities that may be presented to and pursued by us, changes in laws or regulations (including changes to laws governing the taxation of real estate investment trusts (“REITs”)), risk of acquisitions, availability and creditworthiness of prospective tenants, availability of capital (debt and equity), interest rate fluctuations, competition, supply and demand for properties in current and any proposed market areas in which we invest, our tenants’ ability and willingness to pay rent at current or increased levels, accounting principles, policies and guidelines applicable to REITs, environmental, regulatory and/or safety requirements, tenant bankruptcies and defaults, the availability and cost of comprehensive insurance, including coverage for terrorist acts, and other factors, many of which are beyond our control. For a further discussion of these factors and other risk factors that could lead to actual results materially different from those described in the forward-looking statements, see “Risk Factors” under Item 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent periodic and current reports filed with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

Item 9.01          Financial Statements and Exhibits.

(d)          Exhibits

Exhibit Number	Description
99.1*	Consent of Altus Group U.S., Inc.
99.2*	Letter to Stockholders
99.3*	Net Asset Value Calculation and Valuation Procedures

*          Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Black Creek Diversified Property Fund Inc.
July 15, 2020
	By:	/s/ LAINIE P. MINNICK
Lainie P. Minnick Managing Director, Chief Financial Officer and Treasurer